UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) August 18, 2020
NORDSTROM, INC.
(Exact name of registrant as specified in its charter)

Washington	001-15059	91-0515058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1617 Sixth Avenue, Seattle, Washington 98101
(Address of principal executive offices)
Registrant’s telephone number, including area code (206) 628-2111
Inapplicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, without par value	JWN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
e) Compensatory Arrangements of Certain Officers
On August 18, 2020, each of the Named Executive Officers of the Company, as named in the Company’s proxy statement filed with the Securities and Exchange Commission on April 7, 2020 (the “NEOs”) agreed to the cancellation of an award of Performance Share Units (“PSUs”) made to such officer on February 26, 2020, the effective date for which was March 9, 2020. Prior to the cancellation, each PSU award provided for contingent compensation, which was payable to the recipient of the award in shares of the Company’s common stock based on the performance of the Company over a three-year period beginning on February 2, 2020. Shortly after the grant was made, we temporarily closed our stores in response to the growing COVID-19 pandemic. Our sales and operations were meaningfully disrupted and we withdrew guidance for the year. The Board's Compensation, People and Culture Committee (the "Committee") has determined that the goals established with the PSU grant are no longer relevant or functional. The table below sets forth the number of PSUs previously awarded to each of the NEOs and the number of PSUs cancelled on August 18, 2020.

Named Executive Officer	2020 PSUs Awarded	2020 PSUs Canceled
Erik B. Nordstrom Chief Executive Officer (Principal Executive Officer)	66,786	66,786
Peter E. Nordstrom President, Nordstrom Inc. and Chief Brand Officer	66,786	66,786
Anne L. Bramman Chief Financial Officer (Principal Financial Officer)	50,314	50,314
Kenneth J. Worzel Chief Operating Officer	66,037	66,037
Edmond Mesrobian Chief Technology Officer	38,993	38,993
In light of continued economic uncertainty and a desire to incentivize executives towards optimal shareholder outcomes, on August 18, 2020, the Committee of the Board of Directors of the Company determined not to revise the goals for the 2020 PSUs and instead determined to award stock option grants to each of the NEOs, effective August 27, 2020, the first open trading window date after Committee Approval. Stock options were granted pursuant to the terms of the Nordstrom, Inc. 2019 Equity Incentive Plan and have a term of ten years with an exercise price equivalent to the closing price of the Company’s common stock on August 27, 2020. Vesting of these option grants will occur in full on September 10, 2022. The number of options to be awarded to each individual is a function of the target award amount and the fair value of an option. The Binomial Lattice model is used to estimate the fair value of an option. This model requires the inputs of certain assumptions, including the risk-free interest rate, volatility, dividend yield and expected life. The formula for determining the number of options granted is:

No. of Options = target award amount / option fair value

This summary of the key terms of the foregoing nonqualified stock option grants is qualified in its entirety by the provisions of the 2020 Nonqualified Stock Option Award Agreement – Supplemental Award, a copy of which was attached as exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended May 2, 2020, which is incorporated herein by reference. The number of options actually granted to each of the NEOs, once determined, will be reported in an amendment to this Current Report on Form 8-K.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On August 19, 2020, the Board approved certain amendments to the Company's Bylaws (the "Amendment"), consisting of revisions intended to address changes in Washington law relating to the provision of electronic notice to shareholders and directors, as well as conforming changes with respect to the titles of Company officers. The Bylaw Amendment was effective at adoption.
The Bylaws, as amended by the Amendment, are filed with this Current Report on Form 8-K as Exhibit 3.1 and are incorporated by reference herein. The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Bylaws, as amended.
ITEM 9.01 Financial Statements and Exhibits

3.1	Bylaws, as amended on August 19, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.
(Registrant)

/s/ Ann Munson Steines
Ann Munson Steines
Executive Vice President,
General Counsel and Corporate Secretary

Date: August 20, 2020